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Monogram Orthopaedics is currently in the **Test the Waters Phase** for **Title IV** investments.

Monogram Orthopaedics

Future of Joint Reconstruction



KUKA
nogram
KUKA

$242,737 reserved

$250.79
Min. Investment

Equity
Offering Type

RESERVE NOW

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC.

This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.

https://www.startengine.com/monogram/reserve

Austin, Texas

HEALTH TECH

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Desktop Links 9:42 PM 11/19/2020

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Reservation in **Monogram Orthopaedics**

$6.27 Per Share

1. Reservation Amount

Amount

$ 250.79 minimum

Your reservation amount will be rounded up to be a multiple of the share price.

Annual Income

$ Annual Income

Net Worth

$ Net Worth

Continue

1. Reservation Amount

Reservation Amount	$250.80
Share Count	41

2. Contact Information

Legal First Name

Legal Last Name

Country of Residence

United States

At this time, StartEngine does not accept investors from Canada or the United Kingdom.

Address Line 1

Address Line 1

(PO boxes are not permitted)

Address Line 2

Address Line 2 (Optional)

City | State | Zip Code

City | | Zip Code

Cell Phone Number

123-456-7890

By entering your mobile phone number, you consent to receive SMS messages for StartEngine investment reconfirmations when a company makes a material change to their offering.

3. Payment

Card | ACH

Payment Method

Add New Credit or Debit Card

Name on Card

Enter your Name

Card number MM / YY CVC

Use my contact address as my billing address

VISA MasterCard DISCOVER AMERICAN EXPRESS

Authorize

4. Verification

Citizenship

- ○ I am a US Citizen or US Legal Resident
- ○ I am not a US Citizen or US Legal Resident

Date of Birth

mm/dd/yyyy

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4. Verification

Citizenship

- ◉ I am a US Citizen or US Legal Resident
- ○ I am not a US Citizen or US Legal Resident

Government Issued Identification Number

(SSN, SIN, or Tax ID)

Date of Birth

mm/dd/yyyy

We understand your concern regarding the security of your Social Security Number. We ask for your SSN due to anti-money laundering regulations and fraud checks.

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4. Verification

Citizenship

- ○ I am a US Citizen or US Legal Resident
- ◉ I am not a US Citizen or US Legal Resident

Date of Birth

mm/dd/yyyy

International Identification
Please upload an official identification document that includes your photo and the address of your residence. This cannot be your passport.

Choose File (.pdf, .jpg, .png)

Passport Identification
Please upload a photo of your passport page showing your photo, the expiration date and where the passport was issued. Passports must not be expired.

Choose File (.pdf, .jpg, .png)

Continue

5. Review

I acknowledge that clicking the "Complete Reservation" button below represents an e-signature as detailed in our terms of use. I acknowledge that I have reviewed and understand that any subsequent investment made as a result of this non-binding reservation of interest is at risk and may be lost. I confirm that this non-binding reservation of interest does not exceed 10% of my annual income or net worth or revenue/net assets for a business, unless I am an accredited investor, in which case there is no legally mandated investment limit.

Complete Reservation

Congratulations!

You have reserved $250.80 in Monogram Orthopaedics.

What does this mean?
This is NOT an investment and no funds will be pulled rom your account. Now that you have reserved shares, once the offering goes live, you will get notified by StartEngine with instructions to finalize your investment.

As every offering has limited space available, **make sure to follow the campaign** for news about and updates on their launch.

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DISCOVER INVESTMENTS

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.